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                                                                   EXHIBIT 23.2







February 27, 1995



Mr. Richard E. Staedtler
Chief Financial Officer
Castle Energy Corporation
One Radnor Corporate Center
100 Matsonford Road, Suite 250
Radnor, PA   19087

Dear Rick:

We consent to the inclusion of our firm name and reserve data from our September 30, 1994 report dated October 18, 1994 in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1994. Our report covers only the properties purchased from Atlantic Richfield Company (ARCO) in December of 1992, all of which are located in Rusk or Gregg Counties, Texas.

RYDER SCOTT COMPANY
Petroleum Engineers
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   Signature

March 1, 1995
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   Date